                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         VERITAS SOFTWARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [VERITAS LOGO]
                          VERITAS SOFTWARE CORPORATION

June 25, 1999

Dear VERITAS Stockholder:

     On behalf of the board of directors, I cordially invite you to attend the 1999 annual meeting of stockholders of VERITAS Software Corporation to be held at VERITAS' headquarters located at 1600 Plymouth Street, Mountain View, California 94043 on Thursday, July 22, 1999 at 8:30 a.m. Pacific Time.

     The matters expected to be acted upon at the meeting are described in detail in the following notice of annual meeting of stockholders and proxy statement.

     Your vote on the business to be considered at this meeting is important, regardless of the number of shares you own. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,
                                          LOGO
                                          Mark Leslie
                                          Chief Executive Officer and
                                          Chairman of the Board

                          VERITAS SOFTWARE CORPORATION
                              1600 PLYMOUTH STREET
                            MOUNTAIN VIEW, CA 94043
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of VERITAS Software Corporation:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of VERITAS Software Corporation will be held at the Company's headquarters located at 1600 Plymouth Street, Mountain View, California 94043 on Thursday, July 22, 1999 at 8:30 a.m. Pacific Time for the following purposes:

     1. To elect three Class A directors to the board of directors of the Company, each to serve for a term of three years or until his successor has been duly elected and qualified or until his earlier resignation or removal;

     2. To ratify the board of director's selection of Ernst & Young LLP as independent accountants for the Company for the current fiscal year; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on June 10, 1999 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                          By order of the board of directors,
                                          MARK LESLIE
                                          Mark Leslie
                                          Chief Executive Officer and Chairman
                                          of the Board

Mountain View, California
June 25, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                          VERITAS SOFTWARE CORPORATION
                              1600 PLYMOUTH STREET
                            MOUNTAIN VIEW, CA 94043
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                 June 25, 1999

     The accompanying proxy is solicited on behalf of the board of directors of VERITAS Software Corporation, a Delaware corporation formerly known as VERITAS Holding Corporation and sometimes referred to in this document as the Company, for use at the annual meeting of stockholders of the Company to be held on Thursday, July 22, 1999 at 8:30 a.m. Pacific Time, at the Company's headquarters located at 1600 Plymouth Street, Mountain View, California 94043. All proxies will be voted in accordance with the instructions contained therein. If no choice is specified, the proxies will be voted in favor of the nominees and the proposal set forth in the accompanying notice of the annual meeting and this proxy statement. This proxy statement and the accompanying proxy were first mailed on or about June 25, 1999 to stockholders entitled to vote at the meeting. An annual report of VERITAS Software Corporation, a predecessor of the Company, for the year ended December 31, 1998 is enclosed with this proxy statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The only items of business which the board of directors intends to present at the annual meeting are listed in the preceding notice of annual meeting of stockholders and are explained in more detail on the following pages.

     Only holders of record of VERITAS common stock at the close of business on June 10, 1999, referred to in this document as the record date, will be entitled to vote at the annual meeting. A majority of the shares outstanding on the record date will constitute a quorum for the transaction of business at the annual meeting. At the close of business on the record date, VERITAS had 83,177,550 shares of common stock outstanding and entitled to vote. Holders of VERITAS common stock are entitled to one vote for each share held as of the record date. Shares of common stock may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of VERITAS common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum. Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. Approval of Proposal No. 2 requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the annual meeting that are voted "for" or "against" the proposal. Neither an abstention nor a broker non-vote will be counted as a vote "for" or "against" Proposal No. 2. All votes will be tabulated by the inspector of elections appointed for the annual meeting.

     The proxy card accompanying this proxy statement is solicited on behalf of the board for use at the annual meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope. All executed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein; however, returned signed proxies that give no instructions as to how they should be voted on a particular proposal will be counted as votes "for" such proposal (or, in the case of the election of directors, as a vote "for" election to the board of all the nominees presented by the board). In the event that sufficient votes in favor of the proposals are not received by the date of the annual meeting, the persons named as proxies may propose one or more adjournments of the annual meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote. The expenses of soliciting proxies to be voted at the annual meeting will be paid by VERITAS. Following the original mailing of the proxies and other soliciting materials, VERITAS will request that brokers, custodians, nominees and other record holders of VERITAS common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, VERITAS, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers and regular employees of VERITAS.

                            REVOCABILITY OF PROXIES

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it before the annual meeting or at the meeting before the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the annual meeting, or by attendance at the meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's board of directors currently consists of ten directors and is divided into three classes. One directorship currently is vacant and may be filled only by a majority vote of the directors in office. Three Class A directors will be elected at the 1999 annual meeting of stockholders to serve a three-year term expiring at the 2002 annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier resignation or removal. The remaining six directors will continue to serve for the terms set forth in the table below.

     Gregory Kerfoot, Geoffrey Squire and Mark Leslie have been nominated by the board of directors to serve as the Class A directors.

     Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the board of directors unless the proxy is marked in such a manner as to withhold authority so to vote. Should any of the nominees listed below become unavailable at the time of the annual meeting to accept nomination for election as a director, the proxy holders named in the enclosed proxy may vote for substitute nominees at their discretion. We are not aware of any nominee who will be unable to or will not serve as a director.

                      DIRECTORS AND NOMINEES FOR DIRECTOR

     The names of the current directors and the nominees for director and certain information about each of them as of June 1, 1999 are set forth below:

                                                                                                   DIRECTOR
NAME OF DIRECTOR OR NOMINEE FOR DIRECTOR  AGE                 PRINCIPAL OCCUPATION                 SINCE(3)
----------------------------------------  ---                 --------------------                 --------
Class A Directors -- Term expiring at
  the 2002 Annual Meeting
Mark Leslie.........................      53    Chief Executive Officer and Chairman of the Board    1988
Geoffrey W. Squire..................      52    Executive Vice-President and Vice-Chairman of the    1997
                                                Board
Gregory Kerfoot.....................      39    Director                                             1999
Class B Directors -- Term expiring at
  the 2000 Annual Meeting

Terrence Cunningham.................      39    President and Chief Operating Officer, Director      1999
Joseph D. Rizzi(1)(2)...............      57    Director                                             1987
William H. Janeway..................      56    Director                                             1997
Class C Directors -- Term expiring at
  the 2001 Annual Meeting

Fred van den Bosch..................      52    Executive Vice President of Engineering, Director    1996
Steven Brooks(1)(2).................      47    Director                                             1996
Stephen Luczo.......................      42    Director                                             1999

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Each of the directors listed above were appointed to the Company's board of directors on May 28, 1999 pursuant to the terms and conditions of the Amended and Restated Agreement and Plan of Reorganization among VERITAS Holding Corporation, VERITAS Software Corporation, Seagate Technology, Inc., Seagate Software, Inc., and Seagate Software Network & Storage Management Group, Inc., which was approved by the stockholders of VERITAS at the special meeting held on Thursday, May 27, 1999 at our headquarters located at 1600 Plymouth Street, Mountain View, California 94043. The dates given in this column reflect time served by each individual both as a director of the Company and as a director of VERITAS Operating Corporation, formerly known as VERITAS Software Corporation, a predecessor of the Company.

  Class A Directors

     Mr. Leslie has served as President and Chief Executive Officer of VERITAS or its predecessors since 1990, and as a director since 1988. Prior to 1990, he was the principal and owner of Leslie Consulting, a management consulting firm and President and Chief Executive Officer of Rugged Digital Systems, Inc. a computer manufacturer. Mr. Leslie is also Chairman of the Board of Versant Object Technology Corporation, an object-oriented database software company and serves on the board of directors of Brocade Communications Systems, Inc.

     Mr. Squire has served as Executive Vice-President and Vice-Chairman of the Board of VERITAS or its predecessors since April 1997, when VERITAS merged with OpenVision Technologies, Inc. Mr. Squire became a director of OpenVision in January 1994 and was appointed Chief Executive Officer of OpenVision in July 1995. From January 1994 to November 1994, Mr. Squire was Executive Vice President and Chief Executive Officer of International Operations and from November 1994 to June 1995, he was President and Chief Operating Officer of OpenVision. Prior to that time, Mr. Squire worked at Oracle Corporation, most recently as a member of Oracle's Executive Committee as Chief Executive, International Operations. Mr. Squire has sat on the Council of the U.K. Computing Services and Software Association since 1990. In 1995, Mr. Squire was elected as the founding President of the European Information Services Association. Mr. Squire also serves as a director of Industri-Matematik International Corp.

     Mr. Kerfoot has been a director of VERITAS since May 28, 1999. From July 1997 until May 28, 1999, Mr. Kerfoot served as Seagate Software's Chief Strategic Officer and as President of the Information Management Group. In May 1994, he joined Seagate Technology in connection with its acquisition of Crystal Computer Services, where he had previously served as Director of Research and Development and Chief Architect of Crystal Reports, and continued as Crystal's Director of Research and Development until May 1996, when he was named President of the Information Management Group.

  Class B Directors

     Mr. Cunningham has served as our President and Chief Operating Officer and as a director since May 28, 1999. Prior to that date, Mr. Cunningham served as Seagate Software's President and Chief Operating Officer and as President of the Seagate Software Network & Storage Management Group. In May 1994, Mr. Cunningham joined Seagate Technology in connection with its acquisition of Crystal Computer Services, a computer services company founded by Mr. Cunningham in 1984. Mr. Cunningham served as Crystal's President until May 1996, when he was named President of the Storage Management Group. Later in 1996, he was named Executive Vice President and General Manager of the Seagate Software Network & Storage Management Group. From July 1997 to May 1999, Mr. Cunningham served as President and Chief Operating Officer for Seagate Software as well as Executive Vice President and General Manager of the Seagate Software Network & Storage Management Group.

     Mr. Rizzi has been a director of VERITAS or its predecessors since April, 1987. Prior to that date, he served as a general partner of Matrix Partners, a venture capital firm; and as Chief Executive Officer of Elxsi, a computer company.

     Mr. Janeway has been a director of VERITAS or its predecessors since April, 1997. Mr. Janeway has also been a Managing Director of E.M. Warburg Pincus & Co., LLC since 1988. Prior to 1988, he served in a management capacity at F. Eberstadt & Co., Inc. Mr. Janeway is a director of ECsoft Group, PLC, BEA Systems, Inc., Indus International, Inc. Inacom Corp. and Industri-Matematik International Corp.

  Class C Directors

     Mr. van den Bosch has served as Executive Vice President, Engineering of VERITAS or its predecessors since July 1997 and was appointed as a director in February 1996. Mr. van den Bosch served as Senior Vice

President, Engineering from 1991 to July 1997. From 1970 until 1990, he served in various positions with Philips Information Systems, including Director of Technology.

     Mr. Brooks has been a director of VERITAS or its predecessors since April, 1996. Since February 1999, Mr. Brooks has been General Partner of Broadview Capital Partners, a private equity firm. From September 1997 to February 1999, Mr. Brooks was a managing director of Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking firm. From 1996 to 1997, Mr. Brooks was a private investor and a consultant to technology companies. From 1994 to 1996, Mr. Brooks served as Managing Director and Head of Global Technology Investment Banking at the Union Bank of Switzerland Securities, LLC. Prior to 1994, Mr. Brooks was a private investor and consultant to high-technology firms, and served as Managing Partner of investment banking at Robertson, Stephens & Co., a San Francisco-based investment bank. Mr. Brooks is a Director of Paychex, Inc., a national payroll processing and business services company, and QRS, an electronic commerce company.

     Mr. Luczo has been a director of VERITAS since May 28, 1999. From July 1997 until May 28, 1999, Mr. Luczo served as Chairman of the Board of Directors of Seagate Software and as Chief Executive Officer, President and Director of Seagate Technology. From March 1995 to July 1997, Mr. Luczo served as Seagate Software's Chief Operating Officer. Mr. Luczo joined Seagate Technology in October 1993 as Senior Vice President, Corporate Development and was promoted to Executive Vice President, Corporate Development in March 1995, where he served until September 1997. He was promoted to President and Chief Operating Officer of Seagate Technology in September 1997, and served in the latter capacity until August 1998. In July 1998, Mr. Luczo was promoted to Chief Executive Officer and appointed to the Board of Directors. Before joining Seagate Technology in 1993, Mr. Luczo was Senior Managing Director and co-head of the Bear Stearns and Co. Global Technology Group. Mr. Luczo also serves on the boards of directors of Gadzoox Microsystems, Inc. and Dragon Systems, Inc.

     INFORMATION REGARDING THE BOARD OF DIRECTOR'S MEETINGS AND COMMITTEES

     The board of directors of VERITAS is responsible for the overall affairs of the Company. To assist it in carrying out this responsibility, the board has delegated certain authority to designated committees, the current membership and duties of which are as follows:

            AUDIT COMMITTEE               COMPENSATION COMMITTEE
            ---------------               ----------------------
Joseph D. Rizzi                            Joseph D. Rizzi
Steven Brooks                               Steven Brooks

     AUDIT COMMITTEE. The audit committee satisfies itself as to the independence and competence of our public accountants. It reviews with them and with our internal accounting staff the scope and results of the independent accountants' audit work, our annual financial statements and our internal accounting and control systems. The audit committee also recommends to the board the firm of independent public accountants to be selected to audit our accounts, and makes further inquiries as it deems necessary or desirable to inform itself as to the conduct of our affairs. The audit committee was established in October 1993 and met twice during 1998.

     COMPENSATION COMMITTEE. The compensation committee reviews and makes recommendations to the board regarding the compensation for officers and compensation guidelines for employees of VERITAS. The compensation committee met once during fiscal 1998.

     The board does not have a nominating committee or a committee performing similar functions. The board met six times, including telephone conference meetings, during fiscal 1998. No director, other than Mr. Pieper and Mr. Rizzi, attended fewer than 75% of the aggregate of the total number of meetings of the board (held during the time period for which he was a director) and the total number of meetings held by all committees of the board on which he served (during the period that he served).

                  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                       OF EACH OF THE NOMINATED DIRECTORS

                                 PROPOSAL NO. 2

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's board of directors has selected Ernst & Young LLP as independent public accountants to perform the audit of our financial statements for the year ending December 31, 1999 and the stockholders are being asked to ratify such selection. One or more representatives of Ernst & Young LLP will be present at the annual meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

                          THE BOARD RECOMMENDS A VOTE
           FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of June 1, 1999, with respect to the beneficial ownership of VERITAS common stock by (i) each stockholder known by VERITAS to be the beneficial owner of more than 5% of our common stock, (ii) each executive officer named in the Summary Compensation Table below (the "Named Officers"), (iii) each director and nominee, and (iv) all current executive officers and directors as a group.

     The share numbers in the table below have not been adjusted to reflect our two-for-one stock split payable as a stock dividend on July 8, 1999 to stockholders of record on June 18, 1999.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL
            NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP     PERCENT OF CLASS
            ------------------------------------              ----------    ----------------
Seagate Software, Inc.......................................  34,000,000        40.45%
Seagate Technology, Inc.....................................  34,000,000        40.45%
Stephen J. Luczo............................................  34,000,000        40.45%
Gregory B. Kerfoot..........................................  34,000,000        40.45%
Janus Capital Corporation...................................   5,408,400        6.43%
  100 Fillmore Street, Suite 300
  Denver, CO 80205
William H. Janeway..........................................   2,461,795        2.93%
E.M. Warburg, Pincus & Co., LLC.............................   2,408,795        2.87%
Warburg, Pincus & Co........................................   2,408,795        2.87%
Warburg, Pincus Investors, L.P..............................   2,223,154        2.64%
Mark Leslie.................................................   1,039,103        1.23%
Geoffrey Squire.............................................     439,364     Less than 1%
Fred van den Bosch..........................................     339,752     Less than 1%
Joseph Rizzi................................................     120,051     Less than 1%
Paul Sallaberry.............................................     119,638     Less than 1%
Terence Cunningham..........................................      70,513     Less than 1%
Kenneth Lonchar.............................................      64,447     Less than 1%
Steven Brooks...............................................      38,377     Less than 1%
All current executive officers and directors as a group (16
  persons)..................................................  38,934,768        45.61%

     Based upon information supplied by officers, directors and principal stockholders, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them subject to community property laws where applicable, unless we indicate otherwise below. We have included in each person's beneficial ownership that person's options to purchase common stock that he or she can exercise within 60 days after June 1, 1999. However, we have not included any other person's options for the purpose of computing percentage ownership.

     In connection with the acquisition by the Company of the Seagate Software Network & Storage Management Group business on May 28, 1999, the Company estimates that 580,841 shares will be issued to Seagate Software in addition to the 34,000,000 it held of record on June 1, 1999.

     Unless otherwise noted, each holder has an address of c/o VERITAS Software Corporation, 1600 Plymouth Street, Mountain View, CA 94043.

     Seagate Software is a majority-owned subsidiary of Seagate Technology. Mr. Luczo, a director of VERITAS, is President, Chief Executive Officer and a member of the Board of Directors of Seagate Technology and Chairman of the Board of Directors of Seagate Software. Mr. Kerfoot, a director of VERITAS, is the Chief Strategic Officer of Seagate Software. As such, Mr. Luczo and Mr. Kerfoot may be deemed to have an indirect pecuniary interest within the meaning of Rule 16a-1 under the Exchange Act in an indeterminate portion of the shares beneficially owned by Seagate Software. Mr. Luczo and Mr. Kerfoot each disclaim beneficial ownership of these shares for the purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise. Seagate Technology may be deemed to beneficially own the shares held by Seagate Software.

     The business address of Mr. Kerfoot and Seagate Software is 915 Disc Drive, Scotts Valley, CA 95066. The business address of Mr. Luczo and Seagate Technology is 920 Disc Drive, Scotts Valley, CA 95067.

     Janus Capital Corporation, an institutional investment manager, holds shares, on behalf of various client accounts, and shares voting power and holds sole dispositive power. This information is as of June 10, 1999.

     Warburg, Pincus consists of (a) Warburg, Pincus Investors, L.P., a Delaware limited partnership, or WPI, (b) Warburg, Pincus & Co., a New York general partnership, or WP, and (c) E.M. Warburg, Pincus & Co., LLC, a New York limited liability company or EMW LLC, which manages WPI. WP, as the sole general partner of WPI, has a 20% interest in the profits of WPI. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. The members of EMW LLC are substantially the same as the partners of WP.

     Mr. Janeway, a director of VERITAS, is a managing director and member of EMW LLC and a general partner of WP. As such, Mr. Janeway may be deemed to have an indirect pecuniary interest within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934 in an indeterminate portion of the shares beneficially owned by Warburg, Pincus. Mr. Janeway disclaims beneficial ownership of those shares for the purposes of Section 16 of the Act or otherwise.

     The business address of Mr. Janeway and of each Warburg, Pincus entity is 446 Lexington Avenue, New York, NY 10017.

     As of June 1, 1999, Mr. Cunningham was entitled to exchange his options to purchase Seagate Software common stock for options to purchase up to 70,513 shares of VERITAS common stock exercisable within 60 days.

     Of the shares subject to options held by all proposed executive officers and directors as a group, 70,513 represent shares that may be issued upon exercise of options to purchase VERITAS common stock, exercisable within 60 days that may be issued to holders of options to purchase Seagate Software common stock.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid for services rendered to VERITAS in all capacities during 1996, 1997 and 1998 by VERITAS' Chief Executive Officer and VERITAS' four other most highly compensated executive officers. This information includes the dollar value of base salaries, commissions and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred. VERITAS does not grant SARs and has no long-term compensation benefits other than stock options.

     The share numbers in the table below have not been adjusted to reflect our two-for-one stock split payable as a stock dividend on July 8, 1999 to stockholders of record on June 18, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                     ANNUAL COMPENSATION              ------------
                                           ---------------------------------------     SECURITIES
                                                                      OTHER ANNUAL     UNDERLYING
   NAME AND PRINCIPLE POSITION     YEAR      SALARY        BONUS      COMPENSATION      OPTIONS
   ---------------------------     ----    -----------    --------    ------------    ------------
Mark Leslie......................  1998    $300,000.00    $398,765       $1,200         123,750
  President,                       1997     250,000.00     326,400        1,200         191,248
  Chief Executive Officer          1996     230,000.00     170,000            0         168,750
Geoffrey W. Squire...............  1998     240,212.94     236,867            0          41,250
  Executive Vice President         1997     169,689.00     208,875       18,444               0
                                   1996              0           0            0               0
Paul A. Sallaberry...............  1998     300,349.96      99,691        1,200          37,500
  Senior Vice President,           1997     284,170.00      58,485        1,200          78,748
  Worldwide Sales                  1996              0           0            0               0
Fred van den Bosch...............  1998     220,000.00     219,321        1,200          82,500
  Executive Vice President         1997     160,000.00     140,598        1,200         112,498
  of Engineering                   1996     145,000.00      78,082            0          50,625
Kenneth Lonchar..................  1998     191,200.00     179,444            0          22,500
  Chief Financial Officer          1997     114,667.00     133,680            0          22,498
  Sr. Vice President, Finance      1996              0           0            0               0

     Portions of bonuses for services rendered in fiscal year 1996, 1997 and 1998 were each paid in the following year. Share data has been restated to give retroactive effect to a 3-for-2 stock split in the form of a stock dividend effected on May 20, 1998. Mr. Lonchar, Mr. Sallaberry and Mr. Squire joined VERITAS in April 1997 when VERITAS merged with OpenVision Technologies, Inc. The compensation amounts include sales commissions paid to Mr. Sallaberry by us in the amount of $118,965 in 1997 and $170,837 in 1998.

     The following table sets forth further information regarding the individual grants of stock options pursuant to our stock option plans during fiscal 1998 to each of the Named Officers. The table illustrates the hypothetical gains or "option spreads" that would exist for the options at the end of the ten-year term based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the term. The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices. Actual gains, if any, on option exercises will depend on the future performance of our common stock and overall market conditions. The potential realizable values shown in this table may never be achieved.

     The share numbers in the table below have not been adjusted to reflect our two-for-one stock split payable as a stock dividend on July 8, 1999 to stockholders of record on June 18, 1999.

                          STOCK OPTION GRANTS IN 1998

                                          INDIVIDUAL GRANTS
                       -------------------------------------------------------
                                      % OF TOTAL                                   POTENTIAL REALIZABLE VALUE
                       NUMBER OF       OPTIONS                                      AT ASSUMED ANNUAL RATES
                       SECURITIES      GRANTED                                    OF STOCK PRICE APPRECIATION
                       UNDERLYING    TO EMPLOYEES    EXERCISE OR                        FOR OPTION TERM
                        OPTIONS       IN FISCAL      BASE PRICE     EXPIRATION    ----------------------------
        NAME            GRANTED          YEAR          ($/SH)          DATE            5%             10%
        ----           ----------    ------------    -----------    ----------    ------------    ------------
Mark Leslie..........   123,750          5.4            39.17        4/14/08       $3,048,176      $7,724,677
Geoffrey W. Squire...    41,250          1.8            39.17        4/14/08        1,016,059       2,574,892
Fred van den Bosch...    82,500          3.6            39.17        4/14/08        2,032,117       5,149,785
Kenneth Lonchar......    22,500          1.0            39.17        4/14/08          554,214       1,404,487
Paul A. Sallaberry...    37,500          1.6            39.17        4/14/08          923,690       2,340,811

     The exercise price of all stock options was equal to the fair market value of our common stock on the date of grant. Stock options vest over four years at the rate of 1/48 per month, such vesting to accelerate in the event of an acquisition or merger. The options were granted for a term of ten years, subject to earlier termination upon termination of employment.

     The following table sets forth certain information concerning the exercise of stock options during 1998 by each of the Named Officers, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both vested and unvested stock options held on December 31, 1998 by each of the Named Officers. Also reported are values for "in the money" stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 1998. The fair market value is determined by the closing price of our common stock on December 31, 1998, which was $59.94 per share.

     The share numbers in the table below have not been adjusted to reflect our two-for-one stock split payable as a stock dividend on July 8, 1999 to stockholders of record on June 18, 1999.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND
                         FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                        OPTIONS AT FISCAL YEAR-      IN-THE-MONEY OPTIONS
                         SHARES                                   END                 AT FISCAL YEAR-END
                       ACQUIRED ON        VALUE         -----------------------    ------------------------
        NAME            EXERCISE         REALIZED        VESTED       UNVESTED       VESTED       UNVESTED
        ----           -----------    --------------    ---------    ----------    ----------    ----------
Mark Leslie..........    29,999         $  940,623       378,751      337,499      19,043,997    12,459,417
Geoffrey W. Squire...    86,400          1,948,165       106,895      159,355       5,094,057     6,791,675
Fred van den Bosch...         0                  0       290,801      181,312      15,290,591     6,194,667
Kenneth Lonchar......    13,706            667,551        11,895       41,537         413,934     1,330,341
Paul A. Sallaberry...    44,999          1,710,374        83,617      138,661       3,634,233     5,306,142

     The value realized for option exercises is the aggregate fair market value of our common stock on the date of exercise less the exercise price. The valuations shown above for unexercised in-the-money options are based on the difference between the option exercise price and the fair market value of the stock on December 31, 1998. These values have not been, and may never be, realized.

                           COMPENSATION OF DIRECTORS

  How Board Members are Compensated

     Non-employee directors of VERITAS receive a specified number of stock options under the VERITAS 1993 Directors' Stock Option Plan. None of the members of our board of directors has received or will receive any fees for attending board or board committee meetings, other than reimbursement of actual expenses they incur to attend meetings.

  Grant of Options to Directors

     The VERITAS 1993 Directors' Stock Option Plan provides that each non-employee director who is first elected or reelected to the board, is granted an option to purchase 54,000 shares of our common stock on the later to occur of
(1) the date he or she is first elected or reelected to the board or (2) the date his or her most recent prior option becomes fully vested as to all shares.

     Each non-employee director will receive a succeeding grant of an option to purchase 13,500 shares of our common stock each year on the anniversary date of the most recent prior option granted to him or her provided the individual is still a member of the board. A non-employee director shall not receive a succeeding grant earlier than the first anniversary of his or her initial grant.

  Exercisability of Options

     Options granted under the VERITAS 1993 Directors' Stock Option Plan are immediately exercisable. Once exercised, VERITAS will have a right to repurchase unvested shares. This repurchase right lapses as the shares vest. Initial grants vest as to 3,375, and succeeding grants vest as to 844, of the shares on the last day of each calendar quarter, provided that the non-employee director attends at least one board meeting during the quarter. If the non-employee director attends a meeting that occurs prior to the date the option was granted, he or she will not receive vesting credit with respect to that particular option as a result of attending the meeting.

  Terms of Options

     Options have a ten-year term and will fully vest as to any shares that remain unvested on the day immediately preceding the tenth anniversary of the date the option is granted. Options cease vesting but remain exercisable if the non-employee director ceases to be a member of the board, so long as he or she continues to provide services to VERITAS as consultant.

  Effect of Mergers, Consolidations, Dissolutions or Liquidations

     In the event of a merger, consolidation, dissolution or liquidation of VERITAS, the sale of substantially all of the assets of VERITAS or any other similar corporate transaction, the vesting of all options granted pursuant to the VERITAS 1993 Directors' Stock Option Plan will accelerate and the options will become exercisable in full and will terminate in accordance with termination provisions of the plan.

  Number of Shares Reserved for Issuance under the Plan

     An aggregate of 562,500 shares of our common stock is reserved for issuance under the VERITAS 1993 Directors' Stock Option Plan. In the event that any outstanding option under the plan expires or terminates for any reason, the shares of common stock allocable to the unexercised portion of the option shall be available again for the grant. As of June 1, 1999, options to purchase 207,969 shares were outstanding, 52,750 had been exercised and 301,781 shares were eligible for future grant.

  Amendment to the Plan

     On April 15, 1999, the VERITAS board of directors approved an amendment to the VERITAS 1993 Directors' Stock Option Plan to provide that, if the number of outstanding shares of common stock is changed as a result of a stock dividend, stock split, reverse stock split, combination or other similar capital change, the board of directors will have discretion to determine whether the number of shares available under the plan, the maximum number of shares that can be granted to a director, the number of shares subject to outstanding options or the other terms of such outstanding options, will be adjusted to reflect the capital change.

                        REPORT ON EXECUTIVE COMPENSATION

     The VERITAS compensation committee, with input from our chief executive officer, makes all decisions involving the cash and stock compensation of the executive officers of VERITAS. During 1998, the compensation committee consisted of the following non-employee directors: Joseph Rizzi, Roel Pieper and Bill Janeway, none of whom have any interlocking relationships as defined by the Securities and Exchange Commission.

     General Compensation Policy. The compensation committee acts on behalf of the board to establish the general compensation policy of VERITAS for all employees of VERITAS. The compensation committee typically reviews and sets base salary levels and target bonuses for our chief executive officer and other executive officers and reviews compensation guidelines for employees of VERITAS at or about the beginning of each year. The compensation committee administers the executive compensation plan as well as the VERITAS 1993 Equity Incentive Plan, the 1996 Former OpenVision Employee Stock Purchase Plan and the VERITAS 1993 Employee Stock Purchase Plan.

     VERITAS' philosophy in compensating executive officers, including our chief executive officer, is to relate compensation to corporate financial performance. Thus, VERITAS' compensation policy, which applies to executives and certain other management employees of VERITAS, relates a portion of each individual's total compensation to VERITAS financial objectives set forth at the beginning of VERITAS' fiscal year. Long-term equity incentives for executive officers are effected through the granting of stock options under the equity incentive plan. Stock options generally have value for the executive only if the price of VERITAS common stock increases above the fair market value on the grant date and the executive remains in VERITAS' employ for the period required for the shares to vest.

     The base salaries of the executive officers are determined in part by the compensation committee reviewing certain executive compensation surveys and other independent information sources as they are available, such as the Aon/Radford Associates Executive Compensation Survey. This survey is nationally known for its database of high technology company compensation practices. In addition, the compensation committee members' knowledge of the prevailing competitive salaries in the computer software industry for similar positions is used in setting compensation levels. Practices of such companies with respect to their stock option grants were also reviewed and compared. The compensation committee attempted to target total cash compensation at approximately the 75th percentile of the survey companies.

     In preparing the performance graph for this proxy statement, VERITAS used the H & Q Index as its published line of business index, as VERITAS believes that the H & Q Index is a good indication of stock price performance with respect to VERITAS' industry. VERITAS believes that the data contained in the compensation surveys described in the foregoing paragraph, which includes certain companies on the H & Q Index, is a good benchmark with respect to executive compensation practices in VERITAS' industry.

     Base Compensation. The foregoing information was presented to the compensation committee in December 1997. The compensation committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective January 1, 1998 for each executive officer, including our chief executive officer. The base salaries were targeted at or below the 75th percentile for similar sized companies in the high technology industry for all the executive officers including our chief executive officer.

     Incentive Compensation. Under the executive incentive plan, cash bonuses were awarded to an executive officer in the form of a profit bonus.

     The profit bonus paid to executives is dependent on the net income specified in VERITAS' operating plan. A net income achievement below 90% of the plan would not earn any profit bonus for the executive officer while a net income achievement of 90% would entitle the executive officer to 50% of their bonus. Achievement of 100% of the net income would entitle the executive officer to 100% of the profit bonus. At a net income of 110% of plan, 150% of the profit bonus would be earned. At a net income of 120% of the plan, 250% of the profit bonus would be earned. The maximum profit bonus an executive can earn is equal to 250% of their profit bonus. In the event that the compensation committee approves a mid-year update of VERITAS' operating plan, then the annual net income objective would be the sum of the first two quarters as specified in the original operating plan, and the second two quarters as specified in the mid-year update. The profit bonuses described in the plan are subject to compensation committee review, which has the full authority to modify such bonuses at its discretion.

     Stock Options. In 1998, stock options were granted to executive officers to aid in the retention of such officers as employees of VERITAS and to align their interest with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins VERITAS, in connection with a significant change in responsibilities and, occasionally, to achieve equity with peers. Stock option positions of executives are reviewed annually relative to their retention value and additional shares may be granted to executives by the compensation committee. The compensation committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In 1998, the compensation committee considered these factors, as well as the number of options held by such executive officers as of the date of the grant that remained unvested. The compensation committee has discretion to grant executive officers stock options to provide greater incentives to continue their employment with VERITAS and to strive to increase the value of the VERITAS common stock under the 1993 Equity Incentive Plan, which was adopted in October 1993 to offer eligible persons an opportunity to participate in VERITAS' future performance through awards of stock options, restricted stock and stock bonuses. The stock options generally vest over a four-year period and are granted with an exercise price equal to the fair market value of the VERITAS common stock on the date of grant.

     For 1999, the compensation committee granted future options under the equity incentive plan to executive officers based on the factors described above, with particular attention to VERITAS' financial objectives and to the number of options currently held by each executive officer that remain unvested. VERITAS' objectives, which are considered by VERITAS to be confidential business information, do not necessarily have an immediate or direct effect on the trading price of the VERITAS common stock.

     VERITAS Performance and CEO Compensation. For fiscal 1998, after review of VERITAS' profit performance, which was 14.9% above operating plan, as measured against its objectives, the compensation committee determined that Mr. Leslie should be awarded a profit bonus of 132.92% of base salary, or 199.38% of the target award, in the amount of $398,765. Mr. Leslie was granted a stock option to purchase 123,750 shares of VERITAS common stock on April 14, 1998. Such stock option grant began vesting June 19, 1998, and vests monthly over a four-year period. In granting the stock options to Mr. Leslie, the board reviewed Mr. Leslie's prior outstanding option grants and the number of options that remained unvested. The VERITAS board believed that these grants were appropriate to provide Mr. Leslie with proper incentives for 1999 and take into account his prior stock holdings.

     Compliance with Section 162(m) of the Internal Revenue Code of 1986. VERITAS intends to comply with the requirements of Section 162(m) of the Code for 1998. The VERITAS equity incentive plan is currently in compliance with
Section 162(m) by virtue of the inclusion of a limitation on the number of shares that an executive officer may receive under the VERITAS equity incentive plan. VERITAS does not expect cash compensation for 1998 to be affected by the requirements of Section 162(m).

     Summary. We, the members of the VERITAS board and the VERITAS compensation committee, believe that VERITAS' compensation programs are successful in attracting and retaining qualified employees and in tying compensation directly to performance for stockholders and service to customers. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in VERITAS' business environment.

                                          COMPENSATION COMMITTEE

                                          Joseph D. Rizzi
                                          Roel Pieper
                                          Bill Janeway

                        COMPANY STOCK PRICE PERFORMANCE

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The graph below compares the cumulative total stockholder return on the common stock of VERITAS from December 9, 1993 (the effective date of the registration statement of VERITAS Software Corporation (our predecessor) with respect to its initial public offering) to December 31, 1998 with the cumulative total return of the S&P 500 Index and the Hambrecht & Quist Technology Index over the same period (assuming the investment of $100 in the common stock of VERITAS and in each of the other indices on December 9, 1993 and reinvestment of all dividends).

     The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

                                                    VERITAS SOFTWARE                                        HAMBRECHT & QUIST
                                                       CORPORATION                  S & P 500                  TECHNOLOGY
                                                    ----------------                ---------               -----------------
12/93                                                      100                         100                         100
12/94                                                      101                         101                         120
12/95                                                      441                         139                         180
12/96                                                      865                         171                         223
12/97                                                     1330                         229                         262
12/98                                                     2345                         294                         407

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From January 1, 1998 to the present, there have not been any and there are currently no proposed transactions in which the amount involved exceeded $60,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of them had or will have a direct or indirect material interest and there are no business relationships between us and any entity, of which a director of VERITAS is an executive officer or of which a director of VERITAS owns equity interest in excess of 10%, involving payments for property or services in excess of five percent of our consolidated gross revenues for 1998, except as already reported, as set forth above under "-- Directors and Nominees for Director" and "-- Executive Compensation," and as described below.

     On May 28, 1999, the Company acquired the Network & Storage Management Group business of Seagate Software, Inc. As a result of this transaction, Seagate Software owns approximately 40% of the outstanding common stock of the Company and Stephen J. Luczo who is a director of the Company, is chairman of the board of directors of Seagate Software and President, Chief Executive Officer and member of the board of directors of Seagate Technology, Inc. To implement the transaction, VERITAS entered into the agreements described below with Seagate Software and its parent, Seagate Technology.

     VERITAS, VERITAS Operating Corporation and Seagate Software entered into a Stockholder Agreement on May 28, 1999 that gives Seagate Software the right to
(1) nominate up to two members of the VERITAS board, (2) sell up to 2,000,000 shares of VERITAS common stock in each of the first three full quarters after May 28, 1999 and up to 3,000,000 shares of VERITAS common stock in the fourth full quarter after May 28, 1999 and the right to require VERITAS to register up to 6,000,000 shares of VERITAS common stock during the first four full quarters after May 28, 1999, and (3) for five years maintain its ownership percentage if VERITAS issues stock to third parties in certain transactions. Pursuant to the board nomination rights of Seagate Software, Terence Cunningham and Gregory Kerfoot are members of the VERITAS board of directors in addition to Stephen J. Luczo.

     VERITAS and Seagate Software entered into a registration rights agreement on May 28, 1999 that gives Seagate Software the right to require, once in any nine-month period, VERITAS to register for public resale the VERITAS stock owned by Seagate Software.

     VERITAS, VERITAS Operating Corporation and Seagate Software Information Management Group, Inc., a subsidiary of Seagate Software, entered into a three-year Cross-License and OEM Agreement on October 5, 1999 and, on April 16, 1999, amended the agreement. VERITAS, VERITAS Operating Corporation and Seagate Technology entered into a ten-year Development and License Agreement on October 5, 1999. These agreements provide for the development and/or licensing of certain products among the parties and restrictions on the parties' ability to compete with each other or to enter into relationships with competitors of the other party. The royalty fees under these agreements, if any, are to be determined at a later date.

     VERITAS, VERITAS Operating Corporation, Seagate Technology and Seagate Software entered into a Transition Services and Facilities Use Agreement on May 28, 1999. This agreement sets forth the terms by which VERITAS, Seagate Technology and Seagate Software will continue to share certain facilities and services. The term and payment for the services which VERITAS is receiving are as follows: (1) $56,500.00 per month for the cost of transitional warehousing, distribution, billing and collection services from Seagate Technology Netherlands, the Netherlands division of Seagate Technology International, a Cayman Islands corporation and wholly owned subsidiary of Seagate Technology, which VERITAS expects to cease using within twelve months; (2) $6,300.00 per month for the cost of information technology services from Seagate Software, which VERITAS expects to cease using by February 2000; and (3) for various shared facilities, between $775.00 to $1375.00 per employee per month for shared facilities in Singapore, Australia and Hong Kong, which facilities VERITAS expects to vacate no later than September 1999, 2,439,423 yen per month for a shared facility in Japan, which VERITAS expects to vacate no later than February 2000, and $15,500.00 per month for a shared facility in France, which VERITAS expects to vacate no later than September 2003. The term and payment for the services which VERITAS is providing are as follows: $32,100.00 per month for shared facilities in Florida, California and South Africa, which facilities VERITAS expects to be vacated by Seagate Software no later than March 2000.

                             STOCKHOLDER PROPOSALS

     We have not been notified by any stockholder of his or her intent to present a stockholder proposal at this year's annual meeting.

     Proposals of stockholders intended to be presented by such stockholder at our 2000 annual meeting and included in the proxy statement relating to that meeting must be received by the Secretary of VERITAS at our principal executive offices no later than March 24, 2000 in order to be included in the our proxy statement and form of proxy relating to the meeting.

     With respect to a stockholder proposal that is not intended to be included in the proxy statement for next year's meeting, if the Company's Secretary does not receive notice of such stockholder proposal by June 7, 2000, stockholders' proxies may confer discretionary voting authority onto the Company to vote proxies in the discretion of the proxy holders on that proposal even if it is not specifically reflected on the proxy card and stockholders have not had an opportunity to vote on it by proxy.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission, the VERITAS' directors, certain officers, and greater than 10% stockholders are required to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market and to furnish VERITAS with copies of all such reports they file.

     Based solely on its review of the copies of such forms furnished to us and written representations from certain reporting persons, we are unaware of any failures during fiscal 1998 to file Forms 3, 4 or 5 and any failures to file such forms in a timely basis.

                             ADDITIONAL INFORMATION

     The Company's annual report on Form 10-K is being mailed to stockholders with this proxy statement.

                                 OTHER MATTERS

     The board of directors does not presently intend to bring any other business before the annual meeting, and so far as is known to the board, no matters are to be acted upon at the annual meeting other than the matters described above. However, if any other matter should properly come before the annual meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion.

Dated: June 25, 1999                      By order of the board of directors
                                          LOGO
                                          Mark Leslie
                                          Chief Executive Officer and Chairman
                                          of the Board

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                          VERITAS SOFTWARE CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  July 22, 1999

                      THIS PROXY IS SOLICITED ON BEHALF OF
             THE BOARD OF DIRECTORS OF VERITAS SOFTWARE CORPORATION.

         The undersigned hereby appoints Mark Leslie and Kenneth E. Lonchar, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of VERITAS Software Corporation to be held at 8:30 a.m. PDT on Thursday, July 22, 1999 at VERITAS' headquarters located at 1600 Plymouth Street, Mountain
View, California, 94043 and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

1. ELECTION OF DIRECTORS.

   [  ]  FOR all nominees listed below         [  ]  WITHHOLDING AUTHORITY
   (except as indicated to the contrary              to vote for all nominees
   below)                                            listed below

   Nominees:  Mark Leslie, Geoffrey W. Squire and Gregory Kerfoot

   Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

   ----------------------------------------------------------------------------

2. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S
   INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

   [ ] FOR                    [ ] AGAINST                     [ ] ABSTAIN

3. THE TRANSACTION OF SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS OF THE MEETING

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE THREE NOMINEES AND FOR PROPOSAL 2.


         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

Dated:                , 1999
      ---------------

-------------------------------------
(Print Stockholder's Name)

-------------------------------------
(Signature of Stockholder or Authorized Signature)

         Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.